UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): August 2, 2007

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Certain statements set forth in this Form 8-K and other reports filed by the Registrant from time-to-time with the Securities and Exchange Commission relate to management’s future plans and objectives and such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Although any forward looking statements contained in this Form 8-K or otherwise expressed on behalf of the Company are, to the knowledge and in the judgment of the officers and directors of the Company, expected to prove to come true and to come to pass, management is not able to predict the future with absolute certainty. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. These risks and uncertainties include, among other things, volatility of commodity prices, changes in interest rates and capital market conditions, competition, risks inherent in the Company’s operations, the inexact nature of interpretation of seismic and other geological, geophysical, petro-physical and geo-chemical data, the imprecise nature of estimating reserves, events that deprive the Company of the services of its Chairman of the Board, Chief Executive Officer and largest shareholder, and such other risks and uncertainties as described from time to time in the Company’s periodic reports and filings with the Securities and Exchange Commission. Accordingly stockholders and potential investors are cautioned that certain events or circumstances could cause actual results to differ materially from those projected, estimated or predicted. The Company does not intend to update forward-looking statements. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

ITEM 1.01	EXTENSION OF CLOSING DATE OF A MATERIAL DEFINITIVE AGREEMENT

Imperial Petroleum, Inc. (the “Company”) reported on June 22, 2007 that it had entered into a Purchase and Sale Agreement (“Agreement”) dated June 19, 2007 to purchase certain oil and gas properties owned by Apollo Resources International, Inc. and its subsidiaries (“Apollo”). The closing of the Agreement was originally set for August 1, 2007.

On or about August 3, 2007, the parties to the Agreement entered into a First Amendment To Purchase and Sale Agreement (the “First Amendment”) wherein the parties each elected to postpone the closing of the Agreement to a date not later than August 10, 2007. A copy of the First Amendment is attached hereto as an exhibit.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS.

(a) On August 2, 2007, James M. Clements, a Director of the Company, submitted his resignation as a member of the Board of Directors of the Company to the Board of Directors (the “Board”) citing personal reasons for his action. The Board accepted Mr. Clements’ resignation as Director, effective that date. There are no known disagreements or disputes between the Company and Mr. Clements.

(d) On August 3, 2007, the Board appointed Mr. John Gregory Thagard to the Board to replace Mr. Clements as a Director of the Company and to serve the balance of his term. Mr. Thagard will receive the same director compensation arrangements as exists with currently serving outside directors of the Company. The committees of the Board that Mr. Thagard will serve are, as yet, not established (although he is expected to serve the Audit Committee of the Company). Mr. Thagard has over 25 years of experience in the oil and gas industry as a Petroleum Landman and his skills have been utilized by the Company during the prior three (3) years as a contractor.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Resignation Letter of James M. Clements, dated August 2, 2007.

99.2	First Amendment To Purchase and Sale Agreement, dated August 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: August 7, 2007